March 24, 2000

Mr. Timothy Scrantom
Ten State Street, L.L.P.
10 State Street
Charleston, South Carolina 29401

Envirometrics, Inc.
9229 University Boulevard
Charleston, SC  29401

     Re: 20,032 Shares of Series B Preferred Stock of Envirometrics, Inc. (the "Company") Held By Ten State Street, L.L.P.

Ladies and Gentlemen:

Pursuant to our Agreement of June30, 1998, (the "Agreement," Paragraphs 10-24 of which are fully incorporated herein by reference and ratified and reaffirmed in their entirety by the undersigned), we hereby notify you of our intent to convert the above-referenced shares of Preferred Stock (the "Preferred Stock") to Envirometrics Common Stock (the "Common Stock") at a ratio of 5 shares of Common Stock for one share of Preferred Stock. Kindly effect this conversion on the tenth day following your receipt of this notice or as soon thereafter as practicable.

We are enclosing herewith any Certificate(s) we hold representing the Preferred Stock. If you are holding any Certificate(s) representing the Preferred Stock, you are hereby instructed to cancel same upon the issuance of the Common Stock to us.

With regard to any dividends which have accrued on the Preferred Stock, you are hereby instructed to issue Common Stock to us in lieu of such accruals at a price of $0.40 per share. We understand that no fractional shares will be issued, and shares will be rounded off to the nearest whole number.

We represent that: (a) we have familiarized ourselves with the affairs of the Company, and we are aware of the Agreement for the Exchange of Stock (the "Catapult Agreement") between the Company and The Catapult Group, Inc. of Atlanta, GA; (b) we have received and reviewed a copy of the Catapult press release dated March 13, 2000 which refers to the Catapult Agreement; and (c) we are aware that the Company intends to effect a split of the Common Stock prior to the closing of the Catapult Agreement at a ratio of one new share of Common Stock being issued for every ten shares then outstanding.


Sincerely yours,